                                                                   EXHIBIT 10.10

                           FOURTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

         This Fourth Amended and Restated Investors' Rights Agreement (this "Agreement") is made as of March 13, 2002, by and among DoveBid, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor" and collectively as the "Investors."

                                   BACKGROUND

         A. The Company has (i) issued shares of the Company's Series A Preferred Stock to one Investor pursuant to the Series A Preferred Stock Purchase Agreement dated as of June 4, 1999 (the "Series A Purchase Agreement"),
(ii) shares of the Company's Series B Preferred Stock to certain Investors pursuant to the Series B Preferred Stock Purchase Agreement dated as of October 18, 1999 (the "Series B Purchase Agreement"), (iii) shares of the Company's Series C Preferred Stock to certain Investors pursuant to the Series C Preferred Stock Purchase Agreement dated as of February 25, 2000, as amended by the Amendment to Series C Preferred Stock Purchase Agreement and Ancillary Agreements dated as of August 7, 2000 (the "Series C Purchase Agreement") and
(iv) shares of the Company's Series C Preferred Stock, Series D-1 Preferred Stock and Series DD Preferred Stock to certain Investors pursuant to the Asset Purchase Agreement dated as of August 3, 2001 by and between TradeOut, Inc. ("TradeOut") and the Company (the "TradeOut Agreement"). Such Investors (the "Prior Investors") possess certain rights pursuant to the Third Amended and Restated Investors' Rights Agreement dated as of August 28, 2001 between the Company and such Investors, as amended by the Amendment to Investors' Rights and Stockholders' Agreements entered into as of November 13, 2001 (as amended, the "Prior Agreement"). Certain Investors have been added as Prior Investors holding rights under the Prior Agreement by entering into Adoption Agreements in substantially the form attached hereto as Exhibit B, adding (i) 619,225 shares of Series C Preferred Stock to Fremont Ventures I, L.P. or its Affiliates in August 2001 in exchange for cancellation of outstanding shares of the Company's Common Stock and (ii) 124,843 shares of Series C Preferred Stock issued to David
S. Pottruck (which were thereafter transferred to his trust) and 31,210 shares of Series C Preferred Stock issued to Conway Rulon-Miller upon their purchases of such Preferred Stock in November 2001, subsequent to rescinding their prior purchases of Common Stock (the "Series C Exchanges").

         B. On December 18, 2000, the Company effected a one-for-three reverse stock split of its outstanding preferred stock (the "Stock Split").

         C. The Board of Directors of the Company has approved and declared advisable the transaction (the "Transaction") contemplated by the Asset Purchase Agreement dated as of February 27, 2002 by and among ZoneTrader, Inc. ("ZoneTrader"), the Company and DoveBid Management Services, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the "ZoneTrader Agreement").

         D. In connection with the Transaction, the Company will issue shares of the Company's Common Stock, Series C Preferred Stock, Series D-1 Preferred Stock and Series DD Preferred Stock to ZoneTrader in exchange for certain assets of ZoneTrader.

         E. In connection with the Transaction, the parties to this Agreement desire that this Agreement shall supersede the Prior Agreement and shall hereafter govern the rights of all of the Investors to cause the Company to register shares of Common Stock issued or issuable to the Investors and certain other matters as set forth herein; and

         F. The execution and delivery of this Agreement by the parties hereto is a condition to the Closing (as defined in the ZoneTrader Agreement) of the Transaction, and the effectiveness of this Agreement is conditioned upon the Closing (as defined in the ZoneTrader Agreement) of the Transaction (the "Effective Time").

         Now, therefore, in consideration of the mutual promises and covenants hereinafter set forth, effective at the Effective Time, the parties hereby agree as follows:

         1. Registration Rights.  The Company covenants and agrees as follows:

            1.1 Definitions.  For purposes of this Agreement:

                (a) The term "Act" means the Securities Act of 1933, as amended.

                (b) An "Affiliate" means an entity that, directly or indirectly, controls, is controlled by, or is in common control with, the entity in question.

                (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                (d) The term "Holder" means any person, including the Investors, owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

                (e) The term "Initiating Holders" means Holders, who own at least fifty percent (50%) of the Registrable Securities then outstanding.

                (f) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

                (g) "Qualifying Acquisition" means any merger or consolidation of the Company with or into another entity resulting in the stockholders of the Company holding less than a majority of the voting power of the surviving Company, or the sale by the Company's stockholders of more than 50% of the voting power of the Company in one transaction or series of related transactions, other than (i) open market sales or (ii) any sale to a person or entity who is an affiliate of the Company within the meaning of the Act, that has not been approved by the Company's Board of Directors by unanimous vote.

                (h) A "Qualifying IPO" means the consummation of the sale of securities pursuant to a closing of a bona fide, firm-commitment, underwritten public offering of shares of Common Stock registered under the Act, raising gross proceeds of at least $50,000,000 in the aggregate; provided, that immediately after such closing the Company's Common Stock is listed on a national securities exchange or over-the-counter market.

                (i) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                (j) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of (A) the Series A Preferred Stock issued pursuant to the Series A Purchase Agreement, (B) the Series B Preferred Stock issued pursuant to the Series B Purchase Agreement, (C) the Series C Preferred Stock issued pursuant to the Series C Purchase Agreement, (D) the Series C Preferred Stock issued or issuable pursuant to the Warrant issued under the Series C Purchase Agreement (the "Warrant"), (E) the Series C Preferred Stock, Series D-1 Preferred Stock and Series DD Preferred Stock originally issuable pursuant to the TradeOut Agreement, (F) the Series C Preferred Stock, Series D-1 Preferred Stock and Series DD Preferred Stock originally issuable pursuant to the ZoneTrader Agreement and (G) the shares of Series C Preferred Stock issued to Fremont Ventures I, L.P., David S. Pottruck or Conway Rulon-Miller or their Affiliates in the Series C Exchanges; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a split, dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A, B, C, D-1 or DD Preferred Stock or Common Stock; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned in accordance with this Agreement and any Registrable Securities sold to the public in a registered public offering or sold in accordance with Rule 144 promulgated under the Securities Act.

                (k) The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock then outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

            1.2 Request for Registration.

                (a) If the Company shall receive at any time after the earlier of (i) November 30, 2001 or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating to either the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Initiating Holders that the Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7,000,000), then the Company shall, within ten (10) days after the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days after the mailing of such notice by the Company in accordance with Section 3.5.

                (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2, and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                (c) The Company is obligated to effect only two (2) such registrations pursuant to this Section 1.2.

                (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                (e) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                    (i)   During the period  starting  with the date thirty (30)

         days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (ii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

            1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a SEC Rule 145 transaction or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

            1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration (A) at the request of an underwriter of Common Stock (or other securities) of the Company or (B) when a prospectus must be updated pursuant to Section 1.4(f) below; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (1) includes any prospectus required by Section 10(a)(3) of the Act or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and (2) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.5  Furnish Information.

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6 Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case each Holder shall bear a pro rata portion of such expenses, based on the ratio of the number of Registrable Securities to have been included in such registration by such Holder compared to the total number of Registrable Securities to have been included by all Holders), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the company registrations pursuant to Section 1.3 and the first two Form S-3 registrations pursuant to Section 1.12 below, for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to

Registrable Securities. In addition, the Company shall pay the reasonable fees and disbursements of one counsel for the selling Holders.

          1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall:

               (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included; or

               (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 above be excluded from such offering.

For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners, members, retired members and stockholders of such holder, or the estates and family members of any such partners, retired partners, members, retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration filed with and declared effective by the SEC as the result of any controversy that might arise with respect to the interpretation or implementation of this
Section 1.

          1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1 the following shall apply.

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, stockholders and members of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                    (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto,

                    (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                    (iii)  any violation or alleged violation by the Company of the Act, the 1934 Act, any other federal or state law, or any rule or regulation promulgated under the Act or the 1934 Act;

and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or any other federal or state law insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Section 1.10(d) exceed the gross proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control, provided that the Company shall use its reasonable efforts to cause such provisions to conform to those set forth herein.

               (f)  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 Form S-3 Registration. In case the Company shall receive from a Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right (A) more than once in any twelve month period or (B) if it has exercised the deferral right in Section 1.2(d) in the previous twelve month period; (iv) if the Company has, within the twelve month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or
     (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall for the first two such registrations be borne by the Company and, thereafter shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a wholly-owned subsidiary of a corporate Holder, to an Affiliate of a Holder or to a transferee or assignee of Registrable Securities who, after such assignment or transfer, holds at least 10% of the Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership or limited liability company who are partners or members or retired partners or members of such entity (including spouses and ancestors, lineal descendants and siblings of such partners or members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that, with respect to Registrable Securities issued to TradeOut, no such aggregation shall apply to a stockholder of TradeOut unless such stockholder (a) was a former holder of Preferred Stock of TradeOut and (b) holds more than 100,000 Registrable Securities; provided, further, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section
1. Notwithstanding anything in this Agreement to the contrary, any holder of preferred stock of ZoneTrader who purchases Registrable Securities from ZoneTrader or receives Registrable Securities upon ZoneTrader's dissolution shall, upon execution of an Adoption Agreement as set forth in Section 3.1, be deemed to be a "Holder" (whether or not such holder or former holder of preferred stock of ZoneTrader holds at least 10% of the Registrable Securities) rather than an assignee of a Holder in accordance with the foregoing provisions of this Section 1.13.

          1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to obtain registration rights superior to or on parity with the rights contained in this Agreement, (b) to include such securities in any registration filed under
Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (c) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.15 Market Stand-Off Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a Qualifying IPO, such Investor shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

               (a) Such agreement shall not exceed one hundred eighty (180) days; and

               (b) An Investor shall not be subject to such agreement unless substantially all executive officers and directors of the Company enter into similar agreements and all other Investors and holders of other registration rights are subject to or obligated to enter into similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to all securities of the Company held by each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (a) five (5) years following a Qualifying IPO (b) after a Qualifying Acquisition or
(c) with respect to any Holder which then owns one percent (1%) or less of the outstanding capital stock of the Company, such time as the Holder can sell all such stock under Rule 144 (or any successor rule) without restriction (including without being subject to any sales volume limitation).

     2.   Covenants of the Company.

          2.1 Delivery of Financial Statements. The Company shall deliver to each Investor, for so long as such Investor continues to own at least five percent (5%) of the Company's outstanding capital stock, on an as-converted basis, and the Warrant, as if exercised and the shares acquired thereunder converted, or, if less than five percent (5%) of such securities are purchased by or issued to an Investor pursuant to the Series C Purchase Agreement and/or pursuant to the Series C Exchanges, but such Investor has purchased under the Series C Purchase Agreement and/or pursuant to the Series C Exchanges at least 1,248,333 shares of Series C Preferred Stock or an aggregate total of 1,248,333 shares of any combination of the Company's capital stock issued in connection with the Transaction (which share numbers reflect the effect of the Stock Split and are to be adjusted for stock splits and like events occurring after the date hereof), for so long as such Investor continues to own all of the shares of Series C Preferred Stock purchased under the Series C Purchase Agreement and/or pursuant to the Series C Exchanges or the shares of Company's capital stock issued in connection with the Transaction or the shares of Common Stock into which such shares may be converted (each such Investor, a "Qualified Investor"):

              (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a statement of operations for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a cash flow statement for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

              (b)  as soon as practicable, but in any event within forty-five
     (45) days after the end of each of the quarters of each fiscal year of the Company, an unaudited statement of operations and cash flow statement, for such fiscal quarter and setting forth year-to-date financial information, and an unaudited balance sheet as of the end of such fiscal quarter;

              (c) within twenty (20) days after the end of each month, an unaudited statement of operations and cash flow statement for such month and setting forth year-to-date financial information, and an unaudited balance sheet as of the end of such month, all in reasonable detail;

              (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a financial budget and business plan for the next fiscal year, pre-
pared on a monthly and quarterly basis, in form and substance reasonably acceptable to Investors;

               (e) with respect to the financial statements called for in subsection (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operations for the period specified, subject to the year-end audit adjustment; and

               (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated pursuant to this Section 2.1(f) to provide access to any information which it reasonably considers a trade secret or other proprietary intellectual property information, unless the Investor has agreed to maintain such information in confidence.

          2.2 Inspection. The Company shall permit each Qualified Investor, at such Qualified Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any trade secret or other proprietary intellectual property information, unless the Investor has agreed to maintain such information in confidence.

          2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier of (A) immediately prior to the first closing of a Qualifying IPO, (B) the Company first becoming subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act or (C) after a Qualifying Acquisition.

          2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor (as defined below) a right of first offer with respect to future sales by the Company of its Shares (as defined below). For purposes of this Section 2.4, a "Major Investor" means TradeOut, ZoneTrader and any Investor who holds any number of shares of Series C Preferred Stock issued or issuable pursuant to the Series C Purchase Agreement or the Warrant and/or pursuant to any of the Series C Exchanges, or who holds at least 500,000 shares (which share number reflects the effect of the Stock Split and is to be adjusted for stock splits and like events occurring after the date hereof) of: (a) Series A and B Preferred Stock (or the Common Stock issued upon conversion thereof) issued or issuable pursuant to the Series A or B Purchase Agreements, or (b) Series C, D-1 or DD Preferred Stock (or the Common Stock issued upon conversion thereof) issued or issuable pursuant to the TradeOut Agreement or the ZoneTrader Agreement. For purposes of this Section 2.4, Investor includes any general or limited partners, members or Affiliates of, or any other entity or person under common investment management (by an investment manager who retains voting control of any such shares of the Company's stock) with, an Investor, and the shares held by such general or limited partners, members, Affiliates or entities or persons under common investment management (by an investment manager who retains voting control of any such shares of the Company's stock) shall be aggregated for purposes of determining whether the Investor is a Major Investor; provided that, with respect to shares issued to TradeOut, no such aggregation
--------
shall apply to a stockholder of TradeOut, unless such stockholder (a) was a former holder of Preferred Stock of TradeOut and (b) holds more than 100,000 Registrable Securities. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and Affiliates in such proportions as it deems appropriate; provided that, with
                                                            --------
respect to shares issued to TradeOut and ZoneTrader, no such apportionment shall be made to a stockholder of TradeOut or ZoneTrader, unless such member or stockholder (a) was a former holder of Preferred Stock of TradeOut or ZoneTrader, as applicable, (b) holds more than 100,000 Registrable Securities, and (c) is an "accredited investor" (as defined below), on the date of the Company proposes to sell its Shares. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions. For purposes of this Agreement, the term "accredited investor" shall have the meaning ascribed to it under Regulation D promulgated under the Securities Act of 1933, as amended.

                    (a) The Company shall deliver a notice by certified mail ("First Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                    (b) Within 10 business days after receipt of the First Notice, the Major Investors may elect to purchase or obtain, at the price and on the terms specified in the First Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A, B, C, D-1 and DD Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities outstanding) as of the date of the First Notice. For the avoidance of doubt, no individual share shall be counted more than one time in calculating the portion of Shares which each of the Major Investors may elect to purchase or obtain.

                    (c) If all Shares which the Major Investors are entitled to obtain pursuant to Section 2.4(b) above are not elected to be obtained as provided herein, the Company shall promptly following the expiration of the period provided in such Section 2.4(b), deliver to each Major Investor who has elected to purchase its full initial portion in accordance with Section 2.4(b) (a "Fully Exercising Investor"), a written notice of Shares remaining unsubscribed (the "Second Notice"), which shall specify the number of unsubscribed Shares remaining after application of Section 2.4(b). A Fully Exercising Investor may, during the ten calendar day period after receipt of the Second Notice, elect to purchase any such unsubscribed Shares, up to each such Fully Exercising Investor's pro rata portion, or such other proportion of all or any part of the unsubscribed Shares as all Fully Exercising Investors may mutually agree upon. A Fully Exercising Investor's pro rata portion shall be equal to (i) the proportion that the number of shares of Common Stock issued, or issuable upon conversion of Series A, B, C, D-1 and DD Preferred Stock then held by such Fully Exercising Investor bears to (ii) the total number of shares of such stock then held by all Fully Exercising Investors who wish to purchase some of the unsubscribed Shares.

                    (d) If all Shares referred to in the First Notice are not elected to be obtained as provided in subsections 2.4(b) and 2.4(c) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.4(c) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the First Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                    (e) The right of first offer in this Section 2.4 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to employees, consultants or directors of the Company directly or pursuant to a stock option plan, restricted stock plan or similar benefit program or agreement approved by the Board of Directors of the Company or by the Compensation Committee thereof, (ii) to or after a Qualifying IPO, (iii) upon the exercise of warrants or options, or upon the conversion of convertible securities, outstanding on the date hereof or as to which the Major Investors have been previously offered the right to participate as contemplated by this Section 2.4,
(iv) to the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing, (vi) to the issuance of capital stock (or warrants therefor) to a lending or leasing institution in connection with a debt or lease financing, (vii) in connection with a stock split or dividend, or a recapitalization or reorganization of the Company, (viii) to securities issued in a transaction registered under the Act, (ix) to the shares of Common Stock or Series A, B, C, D-1 and DD Preferred Stock purchased pursuant to the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement, the TradeOut Agreement, or the ZoneTrader Agreement or to the shares of capital stock of the Company into which such shares of Preferred Stock may be converted, (x) to any of the Series C Exchanges, or (xi) upon or after a Qualifying Acquisition.

               2.5  Proprietary Information Agreements. The Company agrees to
                    ----------------------------------
use its best efforts to cause each officer and employee of the Company and its subsidiaries to enter into, and maintain in effect, a proprietary information and inventions agreement in a form that has been approved by the Investors.

               2.6  Key Man Life Insurance. The Company shall maintain in full
                    ----------------------
force and effect term life insurance in favor of the Company on the life of each of Ross Dove and Kirk Dove in a coverage amount not less than $2 million in each case, unless otherwise approved by the Company's Board of Directors.

               2.7  SBA Requirements. The Company will promptly furnish to any
                    ----------------
Investor, upon request from such Investor, all forms that may be required to be filed with the Small Business Administration ("SBA") from time to time with respect to the transactions contemplated by this Agreement and such Investor's ownership of the Series A or B Preferred Stock, and will provide to such Investor and the SBA such other information and forms as such Investor may reasonably request or the SBA may from time to time request with respect to the transactions contemplated by this Agreement and such Investor's ownership of such shares. The Company has not and will not directly or indirectly use the proceeds from the issuance and sale of the shares of Series A Preferred Stock pursuant to the Series A Purchase Agreement or the Series B Preferred Stock pursuant to the Series B Purchase Agreement for any purpose for which a small business investment company is prohibited from providing funds under 13 C.F.R. ss.107.901.

               2.8  Termination of Certain Covenants. The covenants set forth in
                    --------------------------------
Sections 2.5 through 2.7 shall terminate and be of no further force or effect immediately prior to the first closing of a Qualifying IPO or upon a Qualifying Acquisition.

          3.   Miscellaneous.
               -------------

               3.1  Successors and Assigns; Addition of Investors. Except as
                    ---------------------------------------------
otherwise provided herein and in addition to any restriction on transfer that may be imposed by any other agreement by which any party hereto may be bound, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities); provided that for any such
                                                      --------
transfer to be deemed effective, the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A; provided, further, that upon the execution and delivery of an
---------  --------  -------
Adoption Agreement by any transferee reasonably acceptable to the Company (it being understood that any former stockholder of TradeOut or ZoneTrader receiving Registrable Securities pursuant to the liquidation of TradeOut or ZoneTrader, as applicable, shall be deemed to be reasonably acceptable to the Company), such transferee shall be deemed to be a party hereto as if such transferee's signature appeared on the signature pages hereto (and Schedule A shall be modified to include such transferee). For the avoidance of any doubt, no transferee shall become a Holder unless such transferee meets the requirements of Section 1.13. By their execution hereof or any Adoption Agreeement, each of the Investors appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               3.2  Governing Law. This Agreement shall be governed by and
                    -------------
construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

               3.3  Titles and Subtitles. The titles and subtitles used in this
                    --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               3.4  Notices. All notices, requests, consents and other
                    -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been given for all purposes upon (i) personal delivery, (ii) one day after being sent, when sent by professional overnight courier service from and to locations within the United States, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by facsimile and when receipt has been confirmed, addressed (A) if to the Company at the address or facsimile number, as applicable, set forth on the signature pages hereto; or (B) if to any Investor, at the address or facsimile number, as applicable, as shown on the stock register maintained by the Company. Any party hereto may from time to time by notice in writing to the other parties as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

                  3.5  Expenses. If any action at law or in equity is necessary
                       --------
to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  3.6  Amendments and Waivers. Any term of this Agreement may be
                       ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding on each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                  3.7  Severability. If one or more provisions of this Agreement
                       ------------
are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  3.8  Aggregation of Stock. All shares of Registrable
                       --------------------
Securities held or acquired by Affiliates, or affiliated persons, including, in each case, general or limited partners, shareholders or members of such person, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement; provided, however, TradeOut's individual
                                 --------  -------
ownership shall not be so aggregated with shares of Company's capital stock held by a stockholder of TradeOut, unless such stockholder (a) was a former holder of Preferred Stock of TradeOut, and (b) holds more than 100,000 Registrable Securities; provided, further, ZoneTrader's individual ownership shall not be so
            --------  -------
aggregated with shares of Company's capital stock held by a stockholder of ZoneTrader, unless such stockholder (a) was a former holder of preferred stock of ZoneTrader, and (b) holds more than 100,000 Registrable Securities.

                  3.9  Entire Agreement. This Agreement (including the Exhibits
                       ----------------
hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes all prior agreements or understandings between or among any of the parties hereto with respect to the subject matter hereof, including the Prior Agreement.

                  3.10 Counterparts. This Agreement may be executed in two or
                       ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.  Amendment and Restatement of the Prior Agreement. Conditioned upon
              ------------------------------------------------
the Effective Time and the execution of this Agreement by the Company and the Prior Investors holding immediately prior to the Effective Time shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D-1 Preferred Stock and Series DD Preferred Stock (or Common Stock issued upon conversion thereof) representing at least a majority of all shares of Common Stock issuable upon conversion of all outstanding shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D-1 Preferred Stock and Series DD Preferred Stock plus all outstanding shares of Common Stock, if any, that have been issued upon conversion of such Preferred Stock as of immediately prior to the Effective Time, effective as of immediately prior to the Effective Time, the Prior Agreement shall be amended and restated as set forth in this Agreement, each of the parties to the Prior Agreement shall have no further rights or obligations thereunder, and each of the parties to this Agreement shall have the rights and obligations hereunder.

                            [Signature Pages Follow]

In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                               DOVEBID, INC.


                               By: /s/ Ross Dove
                                   ---------------------------------------------
                               Its:   Chairman and CEO
                               Address:  1241 East Hillsdale Blvd.
                                         Foster City, CA  94404
                                         Facsimile No.: (650) 571-5980
                                         Attention: Chief Executive Officer


INVESTORS:                     BAIN & COMPANY, INC.
----------


                               By: /s/ [Illegible]
                                   ---------------------------------------------
                               Its:   Vice President


                               COMDISCO, INC.


                               By: /s/ [Illegible]
                                   ---------------------------------------------
                               Title: Vice President
                                      ------------------------------------------


                               FREMONT VENTURES I, L.P.
                               a Delaware limited partnership
                               By: FV, L.P., its General Partner
                               By: Fremont Resources, Inc.
                                        its General Partner

                               By:  /s/ [Illegible]
                               Its: --------------------------------------------


                               F&W INVESTMENTS 2000


                               By: /s/ [Illegible]
                                   ---------------------------------------------
                               It's:  General Partner

                               MAYFIELD X, L.P.
                               By:    Mayfield X Management, L.L.C.
                               Its:   General Partner

                               By: /s/ A. Grant Heidrich, III
                                   ---------------------------------------------
                               Its:   Managing Director


                               MAYFIELD ASSOCIATES FUND V, L.P.
                               By:    Mayfield X Management, L.L.C.
                               Its:   General Partner

                               By: /s/ A. Grant Heidrich, III
                                   ---------------------------------------------
                               Its:   Managing Director


                               MAYFIELD PRINCIPALS FUND, L.L.C.
                               By:    Mayfield X Management, L.L.C.
                               Its:   Managing Member

                               By: /s/ A. Grant Heidrich, III
                                   ---------------------------------------------
                               Its:   Managing Director


                               SOFTBANK CAPITAL PARTNERS LP
                               a Delaware limited partnership
                               By: SOFTBANK Capital Partners LLC
                               its General Partner

                               By: /s/ [Illegible]
                                   ---------------------------------------------
                               Its:   Administrative Member


                               SOFTBANK CAPITAL ADVISORS FUND LP
                               a Delaware limited partnership
                               By: SOFTBANK Capital Partners LLC
                               its General Partner

                               By: /s/ [Illegible]
                                   ---------------------------------------------
                               Its:   Administrative Member

                               SUN MICROSYSTEMS, INC.


                               By:______________________________________________
                               Its:

                               TPG PARTNERS III, L.P.
                               By: TPG GenPar III, L.P.
                               By: TPG Advisors III, Inc.

                               By: /s/ Richard A. Ekleberry
                                   ---------------------------------------------
                                       Richard A. Ekleberry
                               Title:  Vice President
                                     -------------------------------------------


                               TPG PARALLEL III, L.P.
                               By: TPG GenPar III, L.P.
                               By: TPG Advisors III, Inc.


                               By: /s/ Richard A. Ekleberry
                                   ---------------------------------------------
                                       Richard A. Ekleberry
                               Title:  Vice President
                                     -------------------------------------------

                               TPG INVESTORS III, L.P.
                               By: TPG GenPar III, L.P.
                               By: TPG Advisors III, Inc.


                               By: /s/ Richard A. Ekleberry
                                   ---------------------------------------------
                                       Richard A. Ekleberry
                               Title:  Vice President
                                     -------------------------------------------

                               T/3/ PARTNERS, L.P.
                               By: T/3/ GenPar, L.P.
                               By: T/3/ Advisors, Inc.


                               By: /s/ Richard A. Ekleberry
                                   ---------------------------------------------
                                       Richard A. Ekleberry
                               Title:  Vice President
                                     -------------------------------------------

                               T/3/ PARALLEL, L.P.
                               By: T/3/ GenPar, L.P.
                               By: T/3/ Advisors, Inc.


                               By: /s/ Richard A. Ekleberry
                                   ---------------------------------------------
                                       Richard A. Ekleberry
                               Title:  Vice President
                                     -------------------------------------------

                               T/3/ INVESTORS, L.P.
                               By: T/3/ GenPar, L.P.
                               By: T/3/ Advisors, Inc.


                               By: /s/ Richard A. Eckleberry
                                   ---------------------------------------------
                                       Richard A. Eckleberry
                               Title:  Vice President


                               FOF PARTNERS III, L.P.
                               By: TPG GenPar III, L.P.
                               By: TPG Advisors III, Inc.


                               By: /s/ Richard A. Eckleberry
                                   ---------------------------------------------
                                       Richard A. Eckleberry
                               Title:  Vice President


                               FOF PARTNERS III-B, L.P.
                               By: TPG GenPar III, L.P.
                               By: TPG Advisors III, Inc.


                               By: /s/ Richard A. Eckleberry
                                   ---------------------------------------------
                                       Richard A. Eckleberry
                               Title:  Vice President


                               TPG DUTCH PARALLEL III, C.V.
                               By: TPG GenPar Dutch, L.L.C.
                               By: TPG GenPar III, L.P.
                               By: TPG Advisors III, Inc.


                               By: /s/ Richard A. Eckleberry
                                   ---------------------------------------------
                                       Richard A. Eckleberry
                               Title:  Vice President


                               T/3/ DUTCH PARALLEL, C.V.
                               By: T/3/ GenPar Dutch, L.L.C.
                               By: T/3/ GenPar, L.P.
                               By: T/3/ Advisors, Inc.


                               By: /s/ Richard A. Eckleberry
                                   ---------------------------------------------
                                       Richard A. Eckleberry
                               Title:  Vice President

                                      T.H. eVENTURE PTE LTD


                                      By:_______________________________________
                                      Its:


                                      YAHOO! INC.


                                      By:_______________________________________
                                      Its:


                                      DATA STREAM SYSTEMS, INC.


                                      By:_______________________________________
                                      Its:

                                      HARBOR INVESTORS, L.P.


                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                      It's:  General Partner



                                      TRADEOUT, INC.


                                      By: /s/ Marc Cummins
                                         ---------------------------------------
                                      Name:   Marc Cummins
                                      Title:  Chairman


                                      /s/ David S. Pottruck
                                      ------------------------------------------
                                      DAVID S. POTTRUCK, Trustee of the David S.
                                      Pottruck Revocable Trust U/A DTD 9/29/89

                                                    /s/ Conway Rulon-Miller
                                                    ----------------------------
                                                    CONWAY RULON-MILLER


                                                    ZONETRADER, INC.


                                                    By: /s/ David L. Gigerich
                                                       -------------------------
                                                    Name: David L. Gigerich
                                                    Title: CEO

                                               SOFTBANK CAPITAL LP
                                               a Delaware limited partnership
                                               By: SOFTBANK Capital Partners LLC
                                               its General Partner



                                               By: /s/ [ILLEGIBLE]
                                                  ------------------------------
                                               Its: Administrative Member